UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 23, 2015

Ekso Bionics Holdings, Inc.

(Exact Name of Registrant as specified in its charter)

Nevada	333-181229	99-0367049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Harbour Way South, Suite 1201

Richmond, California 94804

(Address of principal executive offices, including zip code)

(203) 723-3576

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

On December 23, 2015, Ekso Bionics Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) to sell 15,000 shares of Series A Preferred Stock, par value $0.001 (“Preferred Shares”) and warrants to purchase 14,851,486 shares of the Company’s common stock, par value $0.001 (the “Common Stock”) at an exercise price of $1.25 per share for a term of five years (each, a “Warrant” and collectively, the “Warrants”), to certain institutional investors (the “Purchasers”) in a registered direct offering at a purchase price of $1,000 for each Preferred Share and related Warrants for aggregate proceeds of $15,000,000 (the “Financing”). The Preferred Shares and Warrants are being sold in units, with each unit consisting of one Preferred Share and a Warrant to purchase up to 990.1 shares of Common Stock.  Each Preferred Share will be convertible into Common Stock at any time at the election of the investor. The Preferred Shares and Warrants comprising the units are immediately separable and will be issued separately.

The designations, preferences and relative rights of the Series A Preferred Stock are specified in the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designation”), a description of which is provided below in Item 5.03.

Each of the Warrants may be exercised for approximately 990 shares of Common Stock by the holder thereof (each, a “Holder”) at an exercise price of $1.25 per share. The warrants are immediately exercisable and expire on the five-year anniversary of issuance. The exercise price of the Warrants is subject to customary adjustments for stock splits, stock dividends, recapitalizations and certain dilutive issuances. Subject to certain limitations, at any time while the Warrants are outstanding, the Company may call for cancellation all or any portion of the Warrants which have not been exercised for consideration per share equal to the Black Scholes value of the Warrant. In addition, the exercise price of the Warrants is subject to price-based anti-dilution adjustments until such time as the Company completes one or more qualified financings resulting in aggregate gross proceeds to the Company of at least $10 million. Each Holder has contractually agreed to restrict its ability to exercise its Warrant such that the number of shares of Common Stock held by the Holder and its affiliates after such exercise does not exceed 4.99% of the Company’s then issued and outstanding shares of Common Stock, provided, however, that upon 61 days’ prior notice to the Company, the Holder may increase such ownership limitation to 9.99%. In the event we consummate a fundamental transaction (as defined in the Warrant), then following such event, the Holders will be entitled to receive upon exercise of the Warrants the same kind and amount of securities, cash or property which the Holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. Alternatively, the Holders will have the option to receive an amount of cash equal to the value of the remaining unexercised portion of the Warrants on the date of consummation of the fundamental transaction as determined in accordance with the Black Scholes option pricing model.

2

The securities are being offered and sold pursuant the Company’s effective shelf registration statement on Form S-3 and an accompanying prospectus (Registration Statement No. 333-205168) filed with the Securities and Exchange Commission (the “Commission”) on June 23, 2015 and declared effective by the Commission on July 9, 2015 (the “Registration Statement”) and a prospectus supplement filed with the Commission in connection with the Financing on December 24, 2015. The Company expects to close the Financing on or about December 28, 2015, subject to the satisfaction of customary closing conditions. The legal opinion, including the related consent, of Nutter, McClennen & Fish, LLP is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Ladenburg Thalmann & Co. Inc. acted as the sole lead placement agent and Trout Capital LLC acted as co-placement agent in connection with the Financing pursuant to a Placement Agency Agreement dated December 23, 2015 by and between the Company and Ladenburg Thalmann & Co. Inc. as representative of the placement agents (the “Placement Agency Agreement”). Under the Placement Agency Agreement, the Company agreed to pay the Placement Agents an aggregate fee equal to 6.2% of the gross proceeds of the Financing. The Placement Agency Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The Placement Agency Agreement provides for indemnification by the Company of the placement agents for certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, and affords certain rights of contribution with respect thereto.

The foregoing description of the Securities Purchase Agreement, the Warrants and the Placement Agency Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Warrant attached hereto as Exhibit 4.1, the form of Securities Purchase Agreement attached hereto as Exhibit 10.1, and the Placement Agency Agreement attached hereto as Exhibit 10.2, each of which is incorporated herein by reference.

In connection with the Financing, certain information relating to Part II, Item 14 under the heading “Other Expenses of Issuance and Distribution” of the Registration Statement is being filed with this Current Report on Form 8-K to be incorporated by reference into the Registration Statement.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

On December 23, 2015, the Company filed a Certificate of Designation with the Secretary of State of Nevada to create a series of preferred stock consisting of 15,000 shares of the Company’s preferred stock, which will be designated the “Series A Convertible Preferred Stock.” The Certificate of Designation provides, among other things, that:

•	The Series A Convertible Preferred Stock has a stated value of $1,000 per share and is convertible into shares of Common Stock at a conversion price of $1.01, subject to adjustment in certain circumstances;
•	The Series A Convertible Preferred Stock is perpetual and does not have a required dividend right or a liquidation preference;
•	The Series A Convertible Preferred Stock has price-based anti-dilution protection and rights upon a fundamental transaction; and
•	The Series A Convertible Preferred Stock has a limitation on conversion into Common Stock to preclude the holder from acquiring beneficial ownership of more than 4.99% of our outstanding Common Stock, which may be increased to 9.99% in certain circumstances.

3

This foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation as attached as Exhibit 3.1 to this report and is incorporated by reference herein.

Item 7.01 – Regulation FD Disclosure

On December 24, 2015, the Company issued a press release announcing the Financing. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, filed on December 23, 2015
4.1	Form of Warrant
5.1	Opinion of Nutter, McClennen & Fish, LLP
10.1	Securities Purchase Agreement dated December 23, 2015
10.2	Placement Agency Agreement, dated December 23, 2015, by and among the Company and Ladenburg Thalmann & Co., Inc., as representative of the placement agents named therein
23.1	Consent of Nutter, McClennen & Fish, LLP (contained in Exhibit 5.1)
99.1	Information Relating to Item 14 of the Registration Statement on Form S-3 (No. 333-205168)
99.2	Press release dated December 24, 2015

4

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EKSO BIONICS HOLDINGS, INC.

By:	/s/ Max Scheder-Bieschin
Name:	Max Scheder-Bieschin
Title:	Chief Financial Officer

Dated: December 24, 2015

5